UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2006

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17876 St. Clair Avenue, Cleveland, Ohio		44110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

EXECUTIVE OFFICER COMPENSATION - EQUITY PLAN AND AWARDS

Approval of 2006 Stock Incentive Plan.

On May 2, 2006 the shareholders of Brush Engineered Materials Inc. (the "Company") approved the 2006 Incentive Compensation Plan (the "2006 Plan"), including performance goals listed in the 2006 Plan, at the company’s Annual Meeting of Shareholders. The 2006 Plan replaces the Company’s 1995 Stock Incentive Plan (as amended and restated as of March 3, 1998, as amended), which terminated on May 2, 2005. The 2006 Plan authorizes the Organization and Compensation Committee of the Company’s Board of Directors (the "Committee") to provide equity-based compensation in the form of performance restricted shares, performance shares, performance units, restricted shares, option rights, stock appreciation rights ("SARs") and restricted stock units for the purpose of providing the Company’s officers, salaried employees and consultants incentives and rewards for superior performance. Total awards under the 2006 Plan are limited to 1,250,000 common shares without par value. The 2006 Plan is designed to allow awards made under the 2006 Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The full text of the 2006 Plan is attached as Appendix B to the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 16, 2006 and filed as Exhibit 10.1 to this Form 8-K.

Performance Restricted Shares and Performance Shares.

As previously reported (see the Company’s Form 8-K dated March 7, 2006 filed with the Commission on March 13, 2006), on March 7, 2006 the Committee awarded Performance Restricted Shares and Performance Shares to the executive officers of the Company, as well as certain other key employees, contingent upon shareholder approval of the 2006 Plan, which will be earned if specified levels of cumulative operating profit over three years are achieved. On May 2, 2006, the Committee approved the definitive form of the award agreement pertaining to such shares, which is filed as Exhibit 10.2 to this Form 8-K.

Stock Appreciation Rights.

On May 2, 2006, the Committee also awarded SARs under the 2006 Plan to the Company’s executive officers as follows:

Richard J. Hipple, Chairman, Chief Executive Officer and President--38,700 rights
John D Grampa, VP Finance and CFO--14,000 rights
Daniel A. Skoch, Senior VP Administration--14,000 rights

The definitive form of award agreement pertaining to these shares, is filed as Exhibit 10.3 to this Form 8-K.

EXECUTIVE OFFICER COMPENSATION – OTHER

Compensation Increase for Richard J. Hipple.

In connection with the appointment of Richard J. Hipple to his new position as Chairman, Chief Executive Officer and President, as referenced in Item 5.02 below, effective May 2, 2006, the Committee approved an increase in Mr. Hipple’s annual compensation from $365,000 to $500,000. In addition, the Company increased the percentage of Mr. Hipple’s salary to be used in determining Mr. Hipple’s annual incentive compensation under the 2006 Management Performance Compensation Plan from 40% to 53% at target.

Severance Agreements.

The Company has previously entered into severance agreements with its executives officers and other key employees, providing for severance benefits in certain events following a "change of control" of the Company. On May 2, 2006, the Committee approved new forms of severance agreements. The new forms were updated to comply with Section 409A of the Internal Revenue Code. In addition, the form applicable to the Company’s executive officers was changed to provide severance benefits in the event of certain types of involuntary termination prior to a change of control.

The forms of Severance Agreements for executive officers and key employees are being filed as Exhibits 10.4 and 10.5, respectively, to this Form 8-K.

All of the severance agreements provide that if after a "change of control" of the Company, as defined in the agreements, the executive’s employment is terminated by the Company or one of its affiliates except for cause, or he resigns within one month after the first anniversary of the change, or the nature and scope of his duties worsens or certain other adverse changes occur and the Board of Directors so decides, then severance benefits will apply. For Messrs. Hipple, Grampa and Skoch, if applicable, at the time of a change of control, severance benefits include rights to a lump sum payment of three times salary and incentive compensation; a lump sum payment of three times any special award paid in lieu of benefits under the Company’s former Supplemental Retirement Benefit Plan for the year in which termination occurs; the continuation of retiree medical and life insurance benefits for three years; a lump sum payment of three times the benefit under the Company’s Executive Deferred Compensation Plan II for the year in which termination occurs; a lump sum payment equal to the sum of the present value of any bonus he would have received under any long-term incentive plan (assuming attainment of the plan target rate); any retirement benefits he would have earned under the Company’s qualified retirement plans during the next three years; and the cash value of certain other benefits. The severance benefits payable in such circumstances to the employees other than Messrs. Hipple, Grampa and Skoch are essentially the same, except that the other key employees are eligible to receive a lump sum payment of two times versus three times of the qualified compensation and benefits. All equity incentive awards also vest under all these severance agreements, and all stock options become fully exercisable, if the severance benefits are applicable. A termination or demotion following the commencement of discussions with a third party which ultimately result in a change in control will also activate severance benefits. Payments and benefits under the severance agreements are subject to reduction in order to avoid the application of the excise tax on "excess parachute payments" under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the executive.

Under these agreements, each executive agrees not to compete with the Company during employment or for one year thereafter; not to solicit any of our employees, agents or consultants to terminate their relationship with us; and to protect our confidential business information. Each executive also assigns to us any intellectual property rights he may otherwise have to any discoveries, inventions or improvements made while in our employ or within one year thereafter. Brush Engineered Materials must secure its performance under the severance agreements through a trust which is to be funded upon the change in control, and amounts due but not timely paid earn interest at the prime rate plus 4%. The Company must pay attorneys’ fees and expenses incurred by an executive in enforcing his rights under his severance agreement following a change of control.

As noted above, the updated severance agreements for Messrs. Hipple, Grampa and Skoch provide for two-year severance benefits in the event of the executive’s involuntary termination of employment by the Company or one of its affiliates except for cause or gross misconduct, or if he resigns as a result of a reduction in his salary or incentive pay opportunity, provided that such a reduction in salary or incentive pay opportunity is not part of a general reduction in executive officer compensation opportunity. Also, the revised agreements provide that each executive agrees not to compete with the Company during employment or for two years following an involuntary termination of employment. The executives will not be entitled to receive both the three-year severance benefits following a change of control and the two-year severance benefits upon an involuntary termination of employment. The involuntary termination feature was provided to Messrs. Hipple, Grampa and Skoch to assure an orderly and successful management transition.

Final Special Award for Gordon D. Harnett.

As previously reported, in 2002 the Company discontinued its Supplemental Retirement Benefit Plan for Gordon D. Harnett, then serving as the Company’s Chief Executive Officer, as well as a few other participants in exchange for amounts paid in settlement of the Company’s obligation. As a result, their retirement benefit was limited to the amount provided by the qualified pension plan. At its May 2, 2006 meeting, consistent with the actions taken in prior years with respect to Mr. Harnett and the other form participants, the Committee exercised its discretion to authorize a special award to Mr. Harnett in the amount of $310,011, as a final payment to him in lieu of a supplemental plan in connection with his retirement, as referenced in Item 5.02 below.

DIRECTOR COMPENSATION

Approval of 2006 Non-Employee Director Equity Plan.

On May 2, 2006, the shareholders also approved the Company’s 2006 Non-Employee Director Equity Plan (the "Director Plan") at the Company’s Annual Meeting of Shareholders. The Director Plan replaced the 1997 Stock Incentive Plan for Non-Employee Directors (As Amended and Restated as of May 1, 2001, as further amended) and the 2005 Deferred Compensation Plan for Non-Employee Directors. Subject to adjustment as provided in the Director Plan, a total of 150,000 shares are available for issuance under the Director Plan.

Each member of the Board of Directors who is not an employee of the Company will be eligible to receive awards and common shares under the Director Plan. The plan provides that the Governance Committee of the Company’s Board of Directors may grant stock option, SARs, restricted stock, restricted stock units, other stock awards and deferred stock units to participants under the Director Plan. Under the terms of the Director Plan, unless otherwise determined by the Governance Committee, the following awards will be made automatically:

1. On the business day following the day a participant is first elected or appointed to the Board of Directors, such participant will be granted Common Shares equal to $100,000 divided by the fair market value of a Common Share on the day the participant is elected or appointed to the Board; and

2. On the business day following the annual meeting of shareholders beginning with the 2006 annual meeting, each participant will be granted the number of restricted stock units equal to $45,000 divided by the fair market value of a common share on the day of the annual meeting. Such restricted stock units will be paid-out in common shares at the end of a one-year restriction period unless the participant elects to be paid in deferred stock units.

In addition, under the Director Plan, any participant may elect to have all or any portion of the cash portion of his or her Director Compensation paid in common shares and may further elect to have all or any portion of any Director Compensation that the participant has elected to receive in common shares and any awards granted as Director Compensation paid in the form of deferred stock units.

The full text of the Director Plan is set forth in Appendix C to the Proxy Statement and filed as Exhibit 10.6 to this Form 8-K.

2006 Annual Equity Awards.

Pursuant to the Director Plan as described above, on May 3, 2006 each non-employee Director was credited with 1,873 restricted stock units based on a market value of $24.03 per share on the day of the Annual Meeting.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 2, 2006, Brush Engineered Materials Inc. issued a press release announcing that its Board of Directors has appointed Richard J. Hipple as Chairman, Chief Executive Officer and President. In addition, Gordon D. Harnett has stepped down as Chairman of the Board and Chief Executive Officer as of the conclusion of the Company’s Annual Meeting on May 2, 2006. Mr. Harnett will officially retire from the Company on June 2, 2006. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On May 2, 2006, the Board of Directors approved the renaming and restructuring of two of the Company's committees; the Governance Committee and the Organization and Compensation Committee. The Governance Committee has been renamed the Governance and Organization Committee and the Organization and Compensation Committee has been renamed the Compensation Committee. Charters for these committees have been posted to the Company's website.

Item 9.01 Financial Statements and Exhibits.

10.1 Brush Eningeered Materials Inc. 2006 Stock Incentive Plan
10.2 Form of Performance Restricted Shares and Performance Shares Agreement
10.3 Form of Appreciation Rights Agreement
10.4 Form of Severance Agreement for Executive Officers
10.5 Form of Severance Agreement for Key Employees
10.6 Brush Engineered Materials Inc. 2006 Non-employee Director Equity Plan
99.1 Press release issued by Brush Engineered Materials Inc. on May 2, 2006

The press release issued May 2, 2006 is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for the purposes of Section 18 of the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

May 8, 2006	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Brush Engineered Materials Inc. 2006 Stock Incentive Plan
10.2	Form of Performance Restricted Shares and Performance Shares Agreement
10.3	Form of Appreciation Rights Agreement
10.4	Form of Severance Agreement for Executive Officers
10.5	Form of Severance Agreement for Key Employees
10.6	Brush Engineered Materials Inc. 2006 Non-employee Director Equity Plan
99.1	Press release, dated May 2, 2006, issued by Brush Engineered Materials Inc.